Exhibit 3.1

ACHIEVE LIFE SCIENCES, INC.

CERTIFICATE OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

ACHIEVE LIFE SCIENCES, INC. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1. The name of the corporation is Achieve Life Sciences, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on March 22, 1995 under the name Sonus Pharmaceuticals, Inc.

2. The Amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation in the form set forth in the following resolution has been duly adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the directors and stockholders of the Corporation:

WHEREAS, the Board deems it advisable and in the best interests of the Company and its stockholders to amend the Company’s current Certificate of Incorporation, as amended, to eliminate the cumulative voting for the election of directors (the “Certificate Amendment”);

NOW, THEREFORE, BE IT HEREBY RESOLVED that the Certificate Amendment is hereby approved, and such Certificate Amendment shall be submitted to the Company’s stockholders for approval at the Annual Meeting.

3. The Certificate of Amendment shall therefore be revised such that Article X—Cumulative Voting shall be deleted in its entirety and Article XI—Amendment of Certificate of Incorporation and Article XII—Perpetual Existence shall be renumbered as Article X—Amendment of Certificate of Incorporation and Article XI—Perpetual Existence. All other provisions of the Second Amended and Restated Certificate of Incorporation remain in full force and effect.

4. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this 31st day of October, 2017.

ACHIEVE LIFE SCIENCES, INC.

By:	/s/ JOHN BENCICH
John Bencich
Executive Vice President, Chief Financial Officer and Chief Operating Officer